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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-A

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                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                         WARWICK COMMUNITY BANCORP, INC.
             (Exact name of registrant as specified in its charter)

                  DELAWARE                              06-1497903
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

                                18 OAKLAND AVENUE
                          WARWICK, NEW YORK 10990-0591
          (Address of principal executive offices, including zip code)

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                 SECURITIES TO BE REGISTERED PURSUANT TO SECTION
12(B) OF THE ACT:

Title of each class                               Name of each exchange on which
to be so registered                               each class is to be registered
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    NONE                                              NOT APPLICABLE

         If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. / /

         If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. /X/

         Securities Act registration statement file number to which this form relates: 333-36021 (if applicable)


        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

                     COMMON STOCK, PAR VALUE $.01 PER SHARE
                                (Title of Class)

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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

                  For a description of the shares of common stock, par value $.01 per share, of Warwick Community Bancorp, Inc. (the "Registrant") being registered hereunder, as required by Item 202 of Regulation S-K, and in accordance with the Instruction to Item 1 of Form 8-A, see the information set forth under the following captions in the Subscription and Community Offering Prospectus of the Registrant filed with the Securities and Exchange Commission on September 19, 1997 and amended on October 30, 1997, as part of the Registrant's Registration Statement on Form S-1, No. 333-36021, which information is incorporated herein by reference: THE CONVERSION -- CERTAIN RESTRICTIONS ON PURCHASE OR TRANSFER OF SHARES AFTER CONVERSION; RESTRICTIONS ON ACQUISITION OF THE COMPANY AND THE BANK; DESCRIPTION OF CAPITAL STOCK OF THE COMPANY; DESCRIPTION OF CAPITAL STOCK OF THE BANK.


ITEM 2.  EXHIBITS.

                  The following Exhibits are incorporated herein by reference to the Registration Statement on Form S-1 of the Registrant (Registration No. 333-36021), as filed with the Securities and Exchange Commission on September 19, 1997 and amended on October 30, 1997:

    2.1   Amended and Restated Plan of Conversion of The Warwick Savings Bank

    3.1   Certificate of Incorporation of Warwick Community Bancorp, Inc.

    3.2   By-Laws of Warwick Community Bancorp, Inc.

    4.3   Form of Specimen Stock Certificate of Warwick Community Bancorp, Inc.




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                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                     WARWICK COMMUNITY BANCORP, INC.


                                     By:/s/ Timothy A. Dempsey
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                                            Timothy A. Dempsey
                                            President

Dated: October 31, 1997